SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 13, 2001

LINENS ’N THINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12381 (Commission File Number)	22-3463939 (I.R.S. Employer Identification No.)

6 Brighton Road, Clifton, New Jersey (Address of Principal Executive Offices)	07015 (Zip Code)

Registrant’s telephone number, including area code	(973) 778-1300

Inapplicable (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

           Supplemental Executive Retirement Plan, Split Dollar Agreement and Collateral Assignment.

           Linens ’n Things, Inc. (the “Company”) adopted a Supplemental Executive Retirement Plan, effective as of January 1, 2002. The Company and Steven B. Silverstein entered into an Executive Life Program Collateral Assignment Split Dollar Agreement (the “Split Dollar Agreement”) dated as of December 1, 2001, whereby the Company agreed to Mr. Silverstein’s eligibility to participate in the Company’s Executive Life Program and Mr. Silverstein agreed to assign an interest in his life insurance policy under the Executive Life Program (the “Policy”) to the Company as collateral to secure repayment of the Company’s premium payments. In accordance with the terms of the Split Dollar Agreement, the Company and Mr. Silverstein executed a Split-Dollar Collateral Assignment whereby Mr. Silverstein assigned his Policy to the Company as collateral security.

           Employment Agreement.

           Linens ’n Things, Inc. and Audrey Schlaepfer entered into an Employment Agreement dated as of July 13, 2001. A copy of the Employment Agreement is attached hereto as an exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Linens ’n Things, Inc. Supplemental Executive Retirement Plan.

Exhibit 99.2	Split Dollar Agreement dated as of December 1, 2001, between Steven B. Silverstein and the Company.

Exhibit 99.3	Split-Dollar Collateral Assignment dated as of December 1, 2001, between Steven B. Silverstein and the Company.

Exhibit 99.4	Employment Agreement between Linens ’n Things, Inc. and Audrey Schlaepfer dated as of July 13, 2001.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2002	LINENS ’N THINGS, INC. By: WILLIAM T. GILES —————————————— William T. Giles Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Linens ’n Things, Inc. Supplemental Executive Retirement Plan.

Exhibit 99.2	Split Dollar Agreement dated as of December 1, 2001, between Steven B. Silverstein and the Company.

Exhibit 99.3	Split-Dollar Collateral Assignment dated as of December 1, 2001, between Steven B. Silverstein and the Company.

Exhibit 99.4	Employment Agreement between Linens ’n Things, Inc. and Audrey Schlaepfer dated as of July 13, 2001.